Exhibit 10.3

Execution Version

GP NURMENKARI INC
22 Elizabeth Street
Norwalk, CT 06854
TEL: 212-400-6993 FAX: 212-247-1059
Member: FINRA & SIPC

September 25th, 2025

STRICTLY CONFIDENTIAL

TAO Synergies Inc.,

46-1585656

1185 Avenue of the Americas, 3rd Floor

New York, New York, 10036

Ladies and Gentlemen:

This letter (the “Agreement”) constitutes our understanding with respect to the engagement of GP Nurmenkari Inc (“GPN”), registered broker dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and SIPC, and TAO Synergies Inc., a publicly traded corporation duly organized under the laws of the State of Delaware (the “Company”), to act as a non-exclusive placement agent (the “Placement Agent”) in connection with a private placement of convertible preferred stock and warrants to purchase common stock of the Company (, the “Offering”). The Offering is currently anticipated to be an offering of shares of convertible preferred stock of the Company and warrants to purchase shares of common stock of the Company (collectively, the “Securities”). The Company intends to raise up to Ten Million Dollars ($10,000,000) (the “Maximum Offering Amount”) through the sale of the Securities. The Company reserves the right to increase the Maximum Offering Amount at its sole discretion. Nothing herein implies that the Placement Agent would have the power or authority to bind the Company or an obligation of the Company to issue any Securities or proceed with any proposed transaction. The Offering will be made pursuant to the exemptions afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and applicable state securities laws.

A.            APPOINTMENT OF GPN.

During the Term of this Agreement, the Company hereby engages the Placement Agent to serve as a non-exclusive placement agent in connection with the Offering and the Placement Agent hereby accepts such engagement on a “reasonable best efforts” basis upon the terms and conditions set forth herein. GPN may offer the Securities through other broker-dealers who are FINRA members (collectively, the “Sub Agents”) and may re-allow all or a portion of GPN’s Broker Fees (as defined in Section B(a) and 3(b) below) it receives to such other Sub Agents or pay a finders or consultant fee as allowed by applicable law.

The Company acknowledges and agrees that GPN’s engagement hereunder is not an agreement or commitment, express or implied, by GPN or any of its affiliates to underwrite or purchase any securities or otherwise provide financing. The proposed Offering is to be made directly by the Company to the investors pursuant to agreements entered between the investors and the Company. Purchases of Securities may be made by the Placement Agent and its officers, directors, employees and affiliates and by the officers, directors, employees and affiliates of the Company (collectively, the “Affiliates”) for the Offering and such purchases will be made by the Affiliates based solely upon the same information that is provided to the investors in the Offering.

B.            FEES & EXPENSES.

(a)            CASH PORTION. The Company hereby agrees to pay the Placement Agent (or the designees authorized by such Placement Agent), as a condition to the applicable Closing(s) of the Offering, as compensation for their services hereunder, a cash fee equal to Eight Percent (8.0%) of the gross proceeds from any sale of Securities in the Offering, including any cash proceeds realized by the Company from the exercise of the Series E Warrants, payable in cash by wire transfer at the time of such Closing (the “Placement Agent Fee”).

(b)           WARRANTS. The Company shall issue to the Placement Agent or its designees, as determined by Placement Agent, after the final closing of the offering, warrants equal to Four Percent (4%) of the aggregate number of shares of common stock (or common stock equivalents) issuable in such closing. The Warrants shall (i) be exercisable commencing on the date of issuance, at the Purchase Price, (ii) expire five years after the date of issuance, and (iii) include the most favorable anti-dilution protection provisions contained in the Company’s current securities or included in any security issued during the term of the Warrants, include a cashless exercise provision, customary registration rights, shall be non-redeemable, and shall otherwise be on terms and conditions satisfactory to Placement Agent.

(c)            EXPENSES. In addition to the Broker Fee payable pursuant to Section B(a) and (b), the Company hereby agrees to pay GPN’s due diligence fees with the engagement hereunder in the amount of Ten Thousand Dollars ($10,000) (the “GPN DD Fee”). Regardless of whether the Offering is consummated and if there is no Closing, the GPN DD Fee will be due and payable within five (5) days of written request to the Company by wire transfer. The GPN DD Fee is separate and apart from the Placement Agent Fee and is in addition to the reimbursement of fees and expenses set forth in Appendix I relating to indemnification and contribution.

C.            TERM AND TERMINATION OF ENGAGEMENT.

Except as set forth below, the term of this Agreement begins on the date of this Agreement and shall end automatically upon the earlier to occur of (i) the Closing of the Offering, (ii) the date of termination of the Offering or (iii) October 15, 2025 (the “Term”). Notwithstanding the Term of this Agreement, this Agreement may be earlier terminated immediately by the Company or the Placement Agent in the event of either the Company’s or the Placement Agent’s failure to perform any of its material obligations hereunder or fraud, illegal or willful misconduct or gross negligence. Notwithstanding any such expiration or termination, the terms of this Agreement other than Paragraphs A, D, and E shall all remain in full force and effect and be binding on the parties hereto, including the exculpation, indemnification and contribution obligations of the Company, the confidentiality obligations, and the right of the Placement Agent to receive any earned but unpaid Placement Agent Fee hereunder and the right of the Placement Agent to receive reimbursement for the GPN Legal Fee.

D.            SUBSCRIPTION AND CLOSING PROCEDURES. The Company shall cause to be delivered to the Placement Agent copies of any offering documents (the “Offering Documents”) related to the Offering and hereby consents to the use of such copies for the purposes permitted by the Securities Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes the Placement Agent and its agents and employees to use the Offering Documents in connection with the sale of the Securities during the Term, and no person nor entity is or will be authorized to give any information or make any representations other than those contained in the Offering Documents or to use any offering materials other than the Offering Documents in connection with the sale of the Securities, unless the Company first provides the Placement Agent with notification of such information, representations or offering materials. Each prospective investor will be required to complete and execute the Offering Documents. The Offering will be made to no more than 5 institutional accredited investors and the Company agrees to not accept any subscription funds until all of the closing conditions to the Offering have been satisfied.

E.            REPRESENTATIONS, WARRANTIES AND COVENANTS. The Company represents and warrants to, and agrees with, the Placement Agent that:

(a)            The Company represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement. The execution, delivery and performance of this Agreement and the Offering of Securities will not violate or conflict with any provision of the charter or bylaws of the Company or, except as would not have a material adverse effect or has been otherwise disclosed to the Placement Agent, any agreement or other instrument to which the Company is a party or by which it or any of its properties is bound. Any necessary approvals, governmental and private, will be obtained by the Company prior to any Closing, except as may be waived or obtained or filed following any Closing and except where the failure to obtain any such approval would not have a material adverse effect.

(b)            The Securities will be offered and sold by the Company in compliance with the requirements for the exemption from registration pursuant to Section 5 of the Securities Act (including any applicable exemption therefrom), and with all other securities laws and regulations. The Company will file appropriate notices with the Securities and Exchange Commission and with other applicable securities authorities.

(c)            The information in any investor presentation materials, memorandum or other offering documents furnished to investors in the Offering by the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements therein not misleading.

(d)            The Company hereby permits the Placement Agent to rely on the representations and warranties made or given by the Company to any acquirer of Securities in any agreement, certificate or otherwise in connection with the Offering.

(e)            The Company shall timely make or cause to be made any necessary state “blue sky” applications in Connecticut and other states and jurisdictions as shall be required by law or requested by GPN in order to qualify the Common Stock for sale; provided, however, that the Company shall not be required to qualify to do business in any such jurisdiction. It shall be the Company’s obligation to bear all blue-sky counsel fees and expenses. The Company shall provide copies of all such blue-sky filings to GPN.

F.            INDEMNIFICATION AND CONTRIBUTION. The Company agrees to indemnify GPN and its controlling persons, representatives and agents in accordance with the indemnification provisions set forth in Appendix I. These provisions will apply regardless of whether any Offering is consummated.

G.            LIMITATION OF ENGAGEMENT TO THE COMPANY. The Company acknowledges that GPN has been retained only by the Company, that GPN is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of GPN is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against GPN or any of its affiliates, or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), employees or agents. Unless otherwise expressly agreed in writing by GPN, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of GPN, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by GPN to the Company in connection with GPN’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. GPN shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by GPN, or its respective designees or affiliates.

H.            LIMITATION OF PLACEMENT AGENT’S LIABILITY TO THE COMPANY. GPN shall not have any liability to the Company for any Losses attributable to the gross negligence, intentional misrepresentation or willful misconduct of another Placement Agent.

I.            GOVERNING LAW. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable to contracts to be wholly performed in said state.

J.            INFORMATION; RELIANCE. The Company shall furnish, or cause to be furnished, to the Placement Agent all information reasonably requested by the Placement Agent for the purpose of rendering services hereunder and shall further make available to the Placement Agent all such information to the same extent and on the same terms as such information is available to the Company and potential lenders and investors (all such information being the “Information”). The Company shall notify the Placement Agent if it becomes aware of any material adverse change, or development that may lead to a material adverse change, in the business, properties, operations or financial condition or prospects of the Company or any other material Information to the extent needed to allow the Company and the Placement agent to assess whether any disclosure to investors, a delay of the date of the Closing, or other any other appropriate step is required. In addition, the Company agrees to make available to the Placement Agent upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that the Placement Agent (a) will use and rely on the Information and Offering Documents and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) will not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information, except for any written information furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with the Placement Agent or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by the Placement Agent thereof, including any document included therein. At each Closing, at the request of the Placement Agent, the Company shall deliver copies of such officer’s certificates, in form and substance reasonably satisfactory to the Placement Agent and its counsel as is customary for such Offering.

K.            USE OF INFORMATION. The Company authorizes the Placement Agent to transmit to the prospective investors of Securities the Company’s power point presentation prepared by the Company (the “Presentation Materials”). The Company represents and warrants that the Presentation Materials (i) will be prepared by the management of the Company; and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will advise the Placement Agent promptly if it becomes aware of the occurrence of any event or any other change known to the Company which results in the Presentation Materials containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein or previously made, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, if any Placement Agent elects to not transmit Presentation Materials to prospective investors, such Placement Agent shall direct qualified prospective investors to an electronic data room in which the Company makes available the Presentation Materials for review by qualified prospective investors.

L.            ANNOUNCEMENT OF TRANSACTION. The Company and the Placement Agent acknowledge and agree that GPN may, subsequent to the Closing of the Offering and to the extent GPN receives a Placement Agent Fee for Securities sold in the Offering, make public its involvement with the Company provided that any such public announcement or other public disclosure (other than customary tombstone presentations or other investment banking presentation materials containing only publicly available information) shall be approved by the Company, which approval shall not be unreasonably withheld.

M.            ADVICE TO THE BOARD. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Company’s board of directors and officers, who will make all decisions regarding whether and how to pursue any opportunity or transaction. The Company’s board of directors and senior management may consider the Placement Agent’s advice but will base their decisions on the advice of legal, tax and other business advisors and other factors which they consider appropriate. Accordingly, as an independent contractor, GPN will not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of its services. Any advice provided may not be used, reproduced, disseminated, quoted or referred to without the Placement Agent’s prior written consent. GPN does not provide accounting, tax, or legal advice. GPN is not responsible for the success of any Offering. The Company is a sophisticated business enterprise that has retained the Placement Agent for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

N.            ENTIRE AGREEMENT. This Agreement was drafted by the Company and the Placement Agent’s respective counsels and constitutes the entire Agreement between the parties and supersedes and cancels any and all prior or contemporaneous arrangements, understandings and agreements, written or oral, between them relating to the subject matter hereof.

O.            AMENDMENT. This Agreement may not be modified except in writing signed by each of the parties hereto.

P.            NO PARTNERSHIP. The Company is a sophisticated business enterprise that has retained the Placement Agent for the limited purposes set forth in this Agreement. The parties acknowledge and agree that their respective rights and obligations are contractual in nature. Each party disclaims an intention to impose fiduciary obligations on the other by virtue of the engagement contemplated by this Agreement.

Q.            NOTICE. All notices and other communications required hereunder shall be in writing and shall be deemed effectively given to a party by (a) personal delivery; (b) upon deposit with the United States Post Office, by certified mail, return receipt requested, first- class mail, postage prepaid; (c) delivered by hand or by messenger or overnight courier, addressee signature required, to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties;

If to the Company:	TAO Synergies Inc.

1185 Avenue of the Americas 3rd Floor
New York, NY 10036

If to GP Nurmenkari Inc.	GPN Nurmenkari Inc.,

Attn: Compliance
22 Elizabeth Street, Suite 1J
Norwalk, CT 06854
Email: Compliance@GPnurmenkari.com

R.            SEVERABILITY. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein will remain in full force and effect and will in no way be affected, impaired or invalidated.

S.            GOVERNING LAW AND JURISDICTION. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to principles of conflicts of law thereof.

THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO THE EXCLUSIVE JURISDICTION OF FINRA ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF FINRA ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO FINRA. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY ANDCONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY’S FEES FROM THE OTHER PARTY. PRIOR TO FILING AN ARBITRATION, THE PARTIES HEREBY AGREE THAT THEY WILL ATTEMPT TO RESOLVE THEIR DIFFERENCES FIRST BY SUBMITTING THE MATTER FOR RESOLUTION TO A MEDIATOR, ACCEPTABLE TO ALL PARTIES, AND WHOSE EXPENSES WILL BE BORNE EQUALLY BY ALL PARTIES. THE MEDIATION WILL BE HELD IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, ON AN EXPEDITED BASIS. IF THE PARTIES CANNOT SUCCESSFULLY RESOLVE THEIR DIFFERENCES THROUGH MEDIATION, THE MATTER WILL BE RESOLVED BY ARBITRATION. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY OF NEW YORK, THE STATE OF NEW YORK, ON AN EXPEDITED BASIS.

T.            OTHER INVESTMENT BANKING SERVICES. The Company acknowledges that GPN and its affiliates are securities firms engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, the Placement Agent and its affiliates, registered representatives and employees may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in the Company’s debt or equity securities, the Company’s affiliates or other entities that may be involved in the transactions contemplated by this Agreement. In addition, the Placement Agent and its affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or an Offering. The Company also acknowledges that the Placement Agent and its affiliates have no obligation to use in connection with this engagement or to furnish to the Company, confidential information obtained from other companies. Furthermore, the Company acknowledges the Placement Agent may have fiduciary or other relationships whereby the Placement Agent or its affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or others with interests in respect of any Offering. The Company acknowledges that the Placement Agent or such affiliates may exercise such powers and otherwise perform their functions in connection with such fiduciary or other relationships without regard to the defined relationship to the Company hereunder.

U.            MISCELLANEOUS.

(a)           This Agreement shall be binding upon and inure to the benefit of the Placement Agent and the Company and their respective assigns, successors, and legal representatives.

(b)           This Agreement may be executed in counterparts (including facsimile or in pdf format counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(c)           Notwithstanding anything herein to the contrary, in the event that the Placement Agent determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the request of the Placement Agent to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

V.            CONFIDENTIALITY.

(a)            The Placement Agent will maintain the confidentiality of the Information and, unless and until such Information shall have been made publicly available by the Company or by others without breach of a confidentiality agreement, shall disclose the Information only as provided for herein, authorized by the Company or as required by law or by request of a governmental authority, FINRA or court of competent jurisdiction. In the event the Placement Agent is legally required to make disclosure of any of the Information, the Placement Agent will give prompt notice to the Company prior to such disclosure, to the extent the Placement Agent can practically do so.

(b)           The foregoing paragraph shall not apply to information that:

(i) at the time of disclosure by the Company, is or thereafter becomes, generally available to the public or within the industries in which the Company conducts business, other than as a result of a breach by the Placement Agent of its obligations under this Agreement; or

(ii) prior to or at the time of disclosure by the Company, was already in the possession of, the Placement Agent or any of its affiliates, or could have been developed by them from information then lawfully in their possession, by the application of other information or techniques in their possession, generally available to the public; at the time of disclosure by the Company thereafter, is obtained by the Placement Agent or any of its affiliates from a third party who the Placement Agent reasonably believes to be in possession of the information not in violation of any contractual, legal or fiduciary obligation to the Company with respect to that information; or is independently developed by the Placement Agent or its affiliates. The exclusions set forth in sub-section (b) above shall not apply to pro forma financial information of the Company, which pro forma Information shall in all events be subject to sub- section (a) above.

(c) Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar to or competitive with the business of the Company, and notwithstanding that such entities may have actual or potential operations, products, services, plans, ideas, customers or supplies similar or identical to the Company’s, or may have been identified by the Company as potential merger or acquisition targets or potential candidates for some other business combination, cooperation or relationship. The Company expressly acknowledges and agrees that it does not claim any proprietary interest in the identity of any other entity in its industry or otherwise, and that the identity of any such entity is not confidential information.

W.           NO DISQUALIFICATION EVENTS.

(a) The Company represents and warrants the following:

(i) None of Company, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event (as defined below), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013. The Company has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agent a copy of any disclosures provided thereunder.

(ii) The Company will promptly notify GPN in writing if the Company becomes aware of (A) any Disqualification Event relating to any Issuer Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(iii) The Company is aware that other persons (other that any Issuer Covered Persons and the Placement Agent Covered Person (as defined below) will be paid (directly or indirectly) remuneration for solicitation of investors in connection with the sale of any Securities.

(b) The Placement Agent represents and warrants the following:

(i) No Disqualification Events. Neither it, nor to its knowledge any of its directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “Placement Agent Covered Person” and, together, “Placement Agent Covered Persons”), is subject to any of the “Bad Actor” disqualifications currently described in Rule

506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) or has been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

(ii) Other Covered Persons. The Placement Agent is aware that other persons (other than any Issuer Covered Person or Placement Agent Covered Person) will be paid (directly or indirectly) remuneration for solicitation of investors in connection with the sale of any Securities.

(iii) Notice of Disqualification Events. The Placement Agent will notify the Company promptly in writing upon the Placement Agent learning of (A) any Disqualification Event relating to any Placement Agent Covered Person not previously disclosed to the Company in accordance with the provisions of this Section and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Covered Person.

[Signature Page Follows]

In acknowledgment that the foregoing correctly sets forth the understanding reached by the Placement Agent and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date first indicated above.

This Agreement contains a pre-dispute arbitration provision in Paragraph S.

TAO Synergies Inc.,

By:	/s/ Joshua Silverman
Name: Joshua Silverman
Title: Executive Chairman

GP NURMENKARI INC

By:	/s/ Albert Pezone
Name: Albert Pezone
Title: Chief Executive Officer

APPENDIX I

INDEMNIFICATION AND CONTRIBUTION

The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, officers, directors, employees, agents and controlling persons (each an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, to which any such Indemnified Person may become subject arising out of or in connection with the transactions contemplated in the Agreement to which this Appendix I is attached (the “Agreement”), insofar as such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement of a material fact or omission to state a material fact in Offering Documents required to be stated therein or necessary to make the statements therein not misleading in any litigation, investigation or proceeding (collectively, the “Proceedings”), regardless of whether any of such Indemnified Person is a party to the Agreement, and to reimburse such Indemnified Persons for any reasonable and documented legal or other expenses as they are incurred in connection with investigating, responding to or defending against in any Proceeding, provided that the foregoing indemnification will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily and directly from the fraud, gross negligence or willful misconduct of an Indemnified Person; and provided, further, that the foregoing indemnification will not apply to any loss, claim, damage, liability or expense arising out of or based upon any written information furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents; provided further that the Company shall only have the obligation to reimburse an Indemnified Person if such Indemnified Person provides to the Company a written undertaking of such Indemnified Person to repay to the Company the amount so advanced to the extent that any such reimbursement is so held to have been improper in a final judgment by a court of competent jurisdiction, and if the court of competent jurisdiction holds that such reimbursement was improper, such Indemnified Person shall promptly return any amount advanced to it by the Company. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company its affiliates, officers, directors employees, agents, creditors or stockholders, directly or indirectly, for or in connection with the Agreement, any transactions contemplated in the Agreement, or the Placement Agent’s role or services in connection with the Agreement, except to the extent that any liability for losses, claims, demands, damages, liabilities or expenses incurred by the Company are finally judicially determined to have resulted primarily from the fraud, gross negligence or willful misconduct of such Indemnified Person or have resulted from any written information furnished to the Company by the Placements Agent specifically for inclusion in the Offering Documents. The Company will be liable to pay the legal fees, expenses and costs incurred by GPN’s legal team related to any lawsuit but will not be obligated to pay the legal fees of a sub dealer brought in by GPN if named in the lawsuit, unless agreed to by the Company. If the Company engages additional Placement Agents in addition to GPN, then the Company will be liable for those Placement Agents’ legal fees, expenses and costs separate and apart to the legal fees, expenses and costs incurred by and due GPN’s legal team.

If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the Company and the Placement Agent in accordance with the contributions provisions herein, shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and GPN on the other hand, but also the relative fault of the Company and GPN, as well as any relevant equitable considerations; provided that, in no event, will the aggregate contribution of GPN hereunder exceed the amount of fees actually received by GPN pursuant to this Agreement and in no event will the aggregate contribution of the Company hereunder exceed the amount of proceeds received by the Company through the sale of Securities in the Offering to investors first contacted by GPN. Notwithstanding the foregoing, no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The indemnity, reimbursement and contribution obligations of the Company under this Agreement will bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Indemnified Person.

Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, that Indemnified Person will, if a claim is to be made under this indemnity agreement against the Company in respect of the Proceedings, notify the Company in writing of the commencement of the Proceedings; provided that (i) the omission so to notify the Company will not relieve the Company from any liability that the Company may have under this indemnity agreement except to the extent the Company has been materially prejudiced by such omission, and (ii) the omission to so notify the Company will not relieve the Company from any liability that the Company may have to an Indemnified Person otherwise than on account of this indemnity agreement. In case any Proceedings are brought against any Indemnified Person and it notifies the Company of the commencement of the Proceedings, the Company will be entitled to participate in the Proceedings and, to the extent that it may elect by written notice delivered to the Indemnified Person, to assume the defense of the Proceedings with counsel reasonably satisfactory to the Indemnified Person; provided that, if the defendants in any Proceedings include both the Indemnified Person and the Company and the Indemnified Person concludes that there may be legal defenses available to the Indemnified Person that are different from or in addition to those available to the Company, the Indemnified Person has the right to select separate counsel to assert those legal defenses and to otherwise participate in the defense of the Proceedings on its behalf at its sole expense. Upon receipt of notice from the Company to the Indemnified Person of its election to assume the defense of the Proceedings, the Company will not be liable to the Indemnified Person for expenses incurred by the Indemnified Person in connection with the defense of the Proceedings (other than reasonable costs of investigation) unless the Company authorizes, in writing, the employment of counsel for the Indemnified Person and expressly agrees in writing to be liable for the reasonable expenses of such legal counsel.

The Company will not be liable for any settlement of any Proceedings effected without its written consent (which consent must not be unreasonably withheld), but if settled with the Company’s written consent or if a final judgment for the plaintiff in any such Proceedings is delivered, the Company agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment. The Company may not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought under this indemnity agreement by such Indemnified Person unless the settlement includes an unconditional release of the Indemnified Person, in form and substance reasonably satisfactory to the Indemnified Person, from all liability on claims that are the subject matter of such Proceedings.

The Company’s reimbursement, indemnity and contribution obligations hereunder will be in addition to any liability that it may otherwise have.

Capitalized terms used but not defined in this Appendix I have the meanings assigned to such terms in the Agreement.